As filed with the Securities and Exchange Commission on December 8, 1998
                      Registration Statement No. 333-63391


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                INTELLICALL, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                                   75-1993841
(State or other jurisdiction of                 (I.R.S. Employer
incorporation of organization)                 Identification No.)

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023
                                 (972) 416-0022

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -------------------------
                                         Copy to:

    John J. McDonald, Jr.
    Chief Executive Officer              Patrick V. Stark
    Intellicall, Inc.                    Kane, Russell, Coleman & Logan, P.C.
    2155 Chenault, Suite 410             3700 Thanksgiving Tower
    Carrollton, Texas 75006-5023         1601 Elm Street
    (972) 416-0022                       Dallas, Texas 75201
    (Name, address, including zip code, (214) 777-4200 and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                      -----------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Title of Each Class           Amount to be           Proposed Maximum           Proposed Maximum              Amount of
of Securities to be          registered (1)      Offering Price Per Share   Aggregate Offering Price    Registration Fee (4)
Registered                                       (3)                        (3)
------------------------------------------------------------------------------------------------------------------------------
Common                          771,100                    $1.56                   $1,202,916                   $335
Stock, par
value $.01
per share (2)
------------------------------------------------------------------------------------------------------------------------------
Common                          3,406,755                   N/A                        N/A                       N/A
Stock, par
value $.01
per share . . . .
 . . . . . .
------------------------------------------------------------------------------------------------------------------------------

(1) Includes 1,506,755 shares carried forward from and previously registered for sale pursuant to Registration Statement No. 333-34985. Also includes, pursuant to Rule 416 under the Securities Act, as amended, an indeterminate number of shares issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Represents additional shares of Common Stock registered pursuant to Amendment No. 1 to this Registration Statement.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange on November 2, 1998.


                                      (ii)




(4) Calculated in accordance with Rule 457(a) to register an additional 771,100 shares of Common Stock. A registration fee of $2,472 was previously paid and allocable to the 1,506,755 shares of Common Stock carried forward from Registration Statement No. 333 - 34985 and a registration fee of $1,180 was paid in conjunction with the registration of 1,900,000 shares of Common Stock pursuant to this Registration Statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

         In accordance with Rule 429, this Registration Statement includes 1,506,785 shares of Common Stock carried forward from and registered under Registration Statement No. 333 - 34985.


                                      (iii)

PROSPECTUS
                                4,177,855 shares
                                INTELLICALL, INC.
                                  Common Stock
         All of the shares of Common Stock, par value $.01 per share (the "Common Stock") of Intellicall, Inc., a Delaware corporation ("Intellicall" or the "Company"), offered hereby are being offered for resale by certain shareholders of the Company (the "Selling Stockholders") as described more fully herein. The Company will not receive any proceeds from the sale of the shares offered hereby.
         The shares of Common Stock offered hereby by the Selling Stockholders consist of up to 4,177,855 shares issuable upon conversion of 2,690 shares of the Company's 7% Series A Convertible Preferred Stock (the "Preferred Stock") outstanding as of October 26, 1998. There were originally 4,000 shares of the Preferred Stock outstanding, 1,310 of which were converted into 358,377 shares of Common Stock prior to October 26, 1998. None of the shares of Common Stock issued prior to October 26, 1998 are being offered for resale herein. From October 26, 1998 to the date of this Prospectus, ______ shares of Preferred Stock have been converted into _______ shares of Common Stock, all of which are being offered for resale herein. Each share of Preferred Stock may be converted into a number of shares of Common Stock equal to (i) 1,000 (plus a premium equal to 1,000 times the number of days from July 21, 1997 to the date of conversion, times .07, divided by 365) divided by (ii) a conversion price equal to the lesser of $5.05 per share or eighty percent (80%) of the volume weighted average fifteen day trading price preceding the date of conversion. The number of shares of Common Stock being offered by each Selling Stockholder is based upon the Company's contractual agreement to register 200% of the number of shares which would be issuable upon conversion at the conversion price currently in effect which, as of October 26, 1998, was $1.40184. If all of the outstanding shares of Preferred Stock were converted at that price on such date a total of 2,088,688 shares of Common Stock would be issued upon such conversion or 17.39% of the Common Stock then outstanding. For a complete description of the rights of holders of Preferred Stock, see the Company's Current Report on Form 8-K dated July 21, 1997 as amended by the Form 8-K/A dated July 21, 1997, the Certificate of Designation of Series A Convertible Preferred Stock of the Company and the related Securities Purchase Agreement (with exhibits) filed as an exhibit thereto. This presentation is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock. See "Risk Factors -- Dilution as a Result of Conversion of Preferred Stock" and "Selling Stockholders."

                          ----------------------------
         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6 OF THE PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                December __, 1998

         All expenses of this offering will be paid by the Company except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Stockholders. Estimated expenses payable by the Company in connection with this offering are approximately $21,680. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commission and underwriters' discounts, if any. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the 1933 Act.

         The Common Stock being registered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of such Selling Stockholders in the open market, on the New York Stock Exchange ("NYSE"), in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the 1933 Act. See "Use of Proceeds" and "Plan of Distribution."

         The Common Stock of the Company is listed on the NYSE (Symbol: ICL). On December 7, 1998, the closing sale price of the Common Stock on the NYSE was $1.625.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and the information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-25 11; New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Electronic filings of such documents are publicly available on the Commission's Web site at http://www.sec.gov. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected and copies can be obtained at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         A registration statement on Form S-3 in respect of the shares of Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission, Washington, D.C. 20549 under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The  following  documents  are  incorporated  by  reference  into  this
Prospectus:

         1. Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to Section 13(a) of the 1934 Act;

         2. Form 10-Q for the fiscal quarter ended September 30, 1998, filed with the Commission pursuant to Section 13(a) of the 1934 Act;

         3. The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on August 25, 1987, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to Intellicall, Inc., 2155 Chenault, Suite 410, Carrollton, Texas 75006, (972) 416-0022, Attention: Investor Relations.

         No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling
Stockholder. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy, nor shall there be any sale of these shares by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

                                   THE COMPANY

         Intellicall is a diversified telecommunications services and equipment company. The Company provides one primary service, automated operator services for the private pay telephone, hospitality, and inmate services industries. The Company's primary telecommunications equipment product offerings are: (i) pay telephones, network equipment, and software for the United States market which incorporate advanced technology for internally performing the functions associated with placing a pay telephone call, including the completion of automated operator assisted calls, (ii) network products and software for regulated phone companies in the United States ("Local Exchange Carriers" or "LECs"), (iii) pay telephones and network management systems compatible with international telecommunications standards, and (iv) call processing systems for hotels, inmate facilities and other multi-unit users.

         The Company's principal executive offices are located at 2155 Chenault, Suite 410, Carrollton, Texas 75006-5023, telephone (972) 416-0022.

              CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR
                                PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         The Common Stock offered hereby involves a high degree of risk. In addition, this Prospectus and the documents incorporated herein by reference contain certain "forward-looking statements" within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act. Such forward-looking statements, which are often identified by words such as "believes", "anticipates", "expects", "estimates", "should", "may", "will", and similar expressions, represent the Company's expectations or beliefs concerning future events. Numerous assumptions, risks and uncertainties, including the Risk Factors set forth below, some of which may be beyond the control of the Company, could cause actual results to differ materially from the results discussed in the forward-looking statements. Prospective purchasers of the Common Stock should carefully consider the Risk Factors set forth below, as well as the other information contained herein or in the documents incorporated herein by reference.

                                  RISK FACTORS

Recent History of Losses

         The Company incurred net losses of $10,905,000, $4,995,000 and $6,139,000 for the fiscal years ended December 31, 1997, 1996 and 1995, respectively. The Company enjoyed a profit of $1,877,000 for the nine months ended September 30, 1998 resulting from a gain of $6,892,000 on the sale of assets. Without such gain the Company's loss for such nine month period would have been $5,015,000. Such losses are primarily attributable to profit margins on the Company's hardware products which have been insufficient to meet selling, marketing, sustaining engineering, and other general and administrative costs of the Company. The Company's historical losses have required the Company to seek various sources of financing, including the sale of assets of the Company and the sale of debt and equity securities including the Preferred Stock purchased by certain of the Selling Stockholders. While the Company believes operations of the Company are improving, there can be no assurance that the Company will be able to return to profitability.

Changes in Management

         The Company has recently made various management changes. John J. McDonald, Jr. became president and chief executive officer of the Company in May 1998 and R. Phillip Boyd became Chief Financial Officer in October 1998. William
0. Hunt, the Company's prior president, has remained as Chairman of the Board. Mr. McDonald joined the Company in February 1997 and Mr. Boyd joined the Company in December 1997. While the Company believes these management changes are beneficial to the Company, there can be no assurance that the new senior management team will be able to implement the Company's strategy.

Dilution as a Result of Conversion of Preferred Stock

         As of October 26, 1998, there were 2,690 shares of the Preferred Stock outstanding. Each share of Preferred Stock may be converted into a number of shares of Common Stock, equal to (i) 1,000 (plus a premium equal to 1,000 times the number of days from July 21, 1997 to the date of conversion, times .07, divided by 365) divided by (ii) a conversion price equal to the lesser of $5.05 per share or eighty percent (80%) of the volume weighted average fifteen day trading price preceding the date of conversion. The conversion price, if below $5.05 per share, fluctuates daily and as of October 26, 1998 was $1.40184. If all of the outstanding shares of Preferred Stock were converted at that price a total of 2,088,688 shares of Common Stock would be issued upon such conversion, which would represent 17.39% of outstanding Common Stock based upon the fact that on November 2, 1998 there were issued and outstanding a total of 9,919,161 shares of Common Stock. All of such shares of Common Stock are covered by the registration statements containing this prospectus or will be covered by subsequent registration statements filed by the Company, if necessary. While no Selling Stockholder is permitted to convert shares of Preferred Stock to the extent that such conversion would cause it to beneficially own more than 4.9% of the Common Stock, this restriction does not prevent a Selling

Stockholder from converting and selling shares and then converting more shares. Therefore, a Selling Stockholder can sell more than 4.9% of the outstanding Common Stock even though it cannot own more than 4.9% of the Common Stock at any one time. See "Selling Stockholders." Up to 2,636,197 shares of Common Stock are issuable by the Company upon conversion of debentures and exercise of warrants issued by the Company to persons other than the Selling Stockholders. Under the applicable conversion formula for the Preferred Stock, the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock (i.e. the number of shares to be issued upon conversion increases as the market price of the Common Stock decreases). Therefore, to the extent the Selling Stockholders convert and sell their shares of Common Stock, the market price of the Common Stock may decrease due to the additional shares being offered in the market, allowing the holders of the Preferred Stock to convert their Preferred Stock into greater amounts of Common Stock and further depressing the market price of the Common Stock. For a complete description of the rights of holders of Preferred Stock, see the Company's Current Report on Form 8-K dated July 21, 1997 as amended by the Form 8-K/A dated July 21, 1997 and the Certificate of Designation of Series A Convertible Preferred Stock of the Company and the related Securities Purchase Agreement (with exhibits) filed as exhibits thereto.

Possible Effect on Additional Equity Financing

         The conversion of the Preferred Stock and debentures and exercise of warrants and the sale of the shares of Common Stock received upon such exercise and conversion could have a significant negative impact on the market price of the Common Stock and could materially impair the Company's ability to raise capital through the future sale of equity securities. In addition, certain holders of outstanding securities of the Company have rights to approve and/or participate in certain types of future equity financings by the Company. The availability to the Company of additional equity financing, and the terms of such financing, may be adversely affected by the foregoing.

Potential Redemption of Preferred Stock

         Pursuant to the regulations of the NYSE, in the absence of shareholder approval, the Company may not issue, in the aggregate, more than 1,860,500 shares of Common Stock upon conversion of all of the Preferred Stock, which number of shares is less than the total number of shares being offered by this Prospectus. As of October 26, 1998, 1,310 shares of Preferred Stock have been converted into an aggregate of 358,377 shares of Common Stock. The actual number of shares of Common Stock to be issued upon conversion of the remaining Preferred Stock will depend on the average closing price of the Common Stock prior to conversion. The Company is obligated to redeem any shares of Preferred Stock which may not be converted into Common Stock as a result of such regulatory limitation, unless the Company timely obtains shareholder approval. At the $1.40184 conversion price in effect on October 26, 1998 2,088,688 shares of Common Stock would be issuable upon conversion of all of the outstanding shares of Preferred Stock. The redemption price in effect on October 26, 1998 for any shares of Preferred Stock which could not be converted due to the New York Stock Exchange limitation was $1,361 per share. The cash demands to fund such a redemption may adversely affect the Company's ability to make future capital expenditures and fund the development and launch of new products and/or services. Furthermore, there can be no assurance that the Company will have cash available to fund such a redemption.

Possible Need for Additional Financing

         Although the Company anticipates that the net proceeds of the recent sale of assets and its cash flow from operations will be sufficient to fund the Company's operations during the short term, there can be no assurance that the Company will not require additional financing prior to the end of the fiscal year ending December 31, 1998. The Company's future liquidity will depend on spending levels, working capital turnover and the volume and timing of equipment sales and gross margins related thereto.

Recent Telecommunications Act

         The Company's pay telephones in the United States are principally sold to independent payphone providers. In 1996 Congress passed the Telecommunications Act of 1996 (the "Telecom Act") pursuant to which the Federal Communications Commission (the "FCC") was authorized to evaluate and adjust the amount of the compensation paid by long-distance carriers to independent payphone companies when consumers access a long-distance carrier directly by dialing an access or an 800 number or by using a calling card which is non-billable by the payphone provider and thereby "dial-around" the payphone provider's long-distance carrier (from whom the payphone provider receives compensation) in order to reach another long-distance carrier (from whom the payphone provider would not receive compensation) ("Dial Around"). In November 1996, the FCC issued an order to increase compensation to payphone providers for Dial-Around; however such order was appealed to the U.S. Court of Appeals for the Eighth Circuit, which court ruled in July 1997 that the FCC's basis for determining DialAround compensation was inappropriate. The Court of Appeals ordered the FCC to re-examine the Dial-Around compensation structure. The Company's customers will be impacted by the FCC's final determination on Dial-Around compensation. If such compensation is reduced, the determination could have an adverse impact on the Company's sales of pay telephones.

Competition

         The industry in which the Company operates is intensely competitive. Many of the Company's existing and potential competitors have far more extensive financial, engineering, product development, manufacturing and marketing resources than the Company. The Company's products and services compete on the basis of a number of factors, including, (i) in the case of the equipment business, price, quality, features and functions, reliability, service and support and (ii) in the case of the services business, amount of compensation paid to payphone providers and pricing of long-distance services. There can be no assurance that competitors will not introduce products and/or services incorporating technology as advanced or more advanced than the Company's or that changes in the telecommunications environment will not render competitors' product solutions more attractive to customers than the Company's solutions. Competitive pressures often necessitate price reductions which the Company may not be able to achieve or which could adversely affect profit margins which, in turn, could adversely affect operating results. There can be no assurance that the Company will be able to compete successfully with existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, results of operations, or financial condition.

Dividend Policy

         The Company has never paid cash dividends on its Common Stock. Furthermore, the Company currently intends to retain any future earnings for use in its business and does not expect to pay any cash dividends on its Common Stock in the foreseeable future. The Company's senior secured loan agreements prohibit the Company from paying dividends. Any future change in the Company's dividend policy will depend upon the earnings and financial position of the Company, the nature of any restrictions on the payment of dividends contained in debt agreements which the Company has entered into or may enter into in the future and such other factors as the Board of Directors of the Company may deem appropriate.

Preferred Stock, Anti-Takeover Provisions

         On August 31, 1998 the Company's authorized but unissued capital stock includes 1,000,000 shares of preferred stock, par value $.01 per share ("Authorized Preferred Stock"), of which (i) 2,690 shares are currently issued and outstanding and (ii) 1,310 shares have been converted from Preferred Stock to Common Stock. The rights of the holders of shares of Common Stock may be adversely affected by the preferential rights afforded to the holders of the Preferred Stock currently outstanding and any shares of Authorized Preferred Stock that may from time to time be issued by action of the Board of Directors. In addition, the Company's Certificate of Incorporation and Bylaws, as well as the General Corporation Law of the State of Delaware ("DGCL"), contain certain provisions that may have the effect of discouraging an unsolicited acquisition proposal. Furthermore, upon a change in control of the Company, options granted under the Company's stock option plans become immediately exercisable.

Year 2000 Risks

         The Year 2000 issue is the result of potential problems with computer systems or any equipment with computer chips that use dates that have been stored as two digits rather than four (e.g., "98" for 1998). On January 1, 2000, any clock or data recording mechanism, including date sensitive software, which uses only two digits to represent the year, may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices or perform similar tasks.

         The Company has assessed the Year 2000 issue with respect to the software used by the Company in providing its services and with respect to its computerized information and operating systems. The Company expects to complete all Year 2000 modifications by Summer 1999, leaving adequate time to assess and correct any significant issues that may materialize. Management does not believe that the costs to resolve the Company's Year 2000 issues will be material to the Company. This assessment is based on management's best estimates, which were derived utilizing numerous assumptions of future events. However, there can be no assurance that these estimates will prove to be accurate, and actual results could differ materially from those that are anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

         The Company is also discussing the Year 2000 issue with its significant customers and suppliers to determine the extent to which the Company is vulnerable to those third parties' failures to remediate their own Year 2000 issues. The Company is not yet certain as to the extent to which the computer software and business systems of its customers and suppliers are Year 2000 compliant. If systems of third parties on which the Company's systems rely are not timely converted or if such conversion are incompatible with the Company's systems, or if the Company fails to timely complete the remaining modifications to its own systems, the Year 2000 issue could have a material adverse effect on the Company's business, financial condition or results of operations.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares of Common Stock offered hereby are solely for the account of the Selling Stockholders. Accordingly, the Company will receive none of the proceeds from the sale thereof.

                              SELLING STOCKHOLDERS

         The Selling Stockholders are certain persons who provided equity financing to the Company. The shares of Common Stock covered by this Prospectus are being registered to permit secondary trading and so that the Selling Stockholders may offer the shares for resale from time to time. See "Plan of Distribution." Except as described below, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock and other securities of the Company.

         The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of the Selling Stockholders as of October 26, 1998, and the number of shares which may be offered for resale pursuant to this Prospectus regardless of whether such Selling Stockholder has a present intent to sell.

         The information included below is based upon information provided by the Selling Stockholders as of the date of this Prospectus. Because the Selling Stockholders may offer all, some or none of their shares of Common Stock, no definite estimate as to the number of shares thereof that will be held by the Selling Stockholders after such offering can be provided and the following table has been prepared on the assumption that the conversion price is $1.40184 and that all shares of Common Stock offered under this Prospectus will be sold.

----------------------------------------------------------------------------------------------------------------------------
Name(1)                        Shares of Common                                              Shares of
                               Stock Beneficially             Shares of                      Common Stock
                               Owned Prior to                 Common Stock                   Owned After
                               Offering (2)                   Offered Hereby                 The Offering
----------------------------------------------------------------------------------------------------------------------------
CC Investments,
 LDC                                      511,081 (3)                   1,553,106                         -0-
----------------------------------------------------------------------------------------------------------------------------
Marshall Capital
Management,
 Inc.
                                          511,081 (4)                   1,071,643                         -0-
----------------------------------------------------------------------------------------------------------------------------
Canadian Imperial
 Holdings, Inc.                           511,081 (5)                   1,553,106                         -0-
============================================================================================================================

(1) Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

(2) Each of the Selling Stockholders holds shares of Preferred Stock which are convertible into shares of Common Stock. Each share of Preferred Stock may be converted into a number of shares of Common Stock, at the option of each Selling Stockholder, at a conversion price equal to the lesser of $5.05 per share (the "Fixed Conversion Price") or eighty percent (80%) of the volume weighted average fifteen day trading price preceding the date of conversion. The number of shares of Common Stock being offered by each Selling Stockholder is based on a contractual agreement between the Selling Stockholder and the Company. As the conversion price is variable, the number of shares registered for sale by each designated Selling Stockholder may be substantially more or less than the number of shares into which its shares of Preferred Stock are ultimately converted. In accordance with the terms of the Preferred Stock, each listed Selling Stockholder can convert into shares of Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock held by such Selling Stockholder, would not exceed 4.9% of the then outstanding Common Stock, as determined in accordance with Rule 13d-3 of the 1934 Act. Pursuant to a securities purchase agreement, the Company agreed to register the shares of Common Stock at its cost and to remove the restriction on free transferability. The Company has no knowledge as to when or if


                                       11




any of the Selling Stockholders will convert any of their shares of Preferred Stock or desire to offer shares of Common Stock upon such conversion for sale upon the open market. For a complete description of the rights of holders of Preferred Stock, see the Company's Current Report on Form 8-K dated July 21, 1997 as amended by the Form 8-K/A dated July 21, 1997 and the Certificate of Designation of Series A Convertible Preferred Stock of the Company and the related Securities Purchase Agreement (with exhibits) filed as an exhibit thereto.

(3) Consists of 511,081 shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by such Selling Shareholder which are convertible into shares of Common Stock subject to the 4.9% ownership limitation described above. CC Investments, LDC beneficially owns 1,000 shares of Preferred Stock. Absent the 4.9% limitation those shares would be convertible into 776,553 shares of Common Stock, or 7.3% of the outstanding shares of Common Stock, at the $1.40184 conversion price in effect on October 26, 1998. Castle Creek Partners, LLC is the investment advisor to CC Investments, LDC and consequently may be deemed to have voting control and investment discretion over the securities held by CC Investments, LDC. Castle Creek Partners, LLC disclaims beneficial ownership of all securities owned by CC Investments, LDC. Daniel Asher and John Ziegelman may be deemed to be the beneficial owners of the Common Stock and Preferred Stock held by CC Investments, LDC.
Mr. Asher and Mr. Ziegelman disclaim such beneficial ownership.

(4) Consists of 511,081 shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by such Selling Shareholder which are convertible into shares of Common Stock subject to the 4.9% ownership limitation described above. Marshall Capital Management, Inc. beneficially owns 511,081 shares of Preferred Stock. Absent the 4.9% limitation those shares would be convertible into 535,582 shares of Common Stock, or 5.12% of the outstanding shares of Common Stock, at the $1.40184 conversion price in effect on October 26, 1998. Marshall Capital Management, Inc. is an indirect wholly-owned subsidiary of Credit Suisse First Boston Group, which entity disclaims beneficial ownership over the securities owned by Marshall Capital Management, Inc..

(5) Consists of 511,081 shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by such Selling Shareholder which are convertible into shares of Common Stock subject to the 4.9% ownership limitation described above. Canadian Imperial Holdings, Inc. beneficially owns 511,081 shares of Preferred Stock. Absent the 4.9% limitation those shares would be convertible into 776,553 shares of Common Stock, or 7.3% of the outstanding shares of Common Stock, at the $1.40184 conversion price in effect on October 26, 1998. Canadian Imperial Holdings, Inc. is a wholly-owned subsidiary of Canadian Imperial Bank of Commerce, which entity disclaims beneficial ownership over the securities owned by Canadian Imperial Holdings, Inc..

                              PLAN OF DISTRIBUTION

         The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights.

         The shares of Common Stock offered hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, on any exchange or market on which the Common Stock is listed for trading, in the over-the-counter market, in privately negotiated transactions or otherwise at prices and on terms then prevailing or related to the then current market price, or such other prices as the Selling Stockholders determine from time to time. The shares of Common Stock may be sold to or through one or more broker-dealers, acting as agent or principal in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions. The shares of Common Stock hereunder may be used to settle short sales of Common Stock or options held by a Selling Stockholder.

         In connection with any transaction involving the Common Stock, broker-dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time. Broker-dealers and any other persons participating in a distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the 1933 Act.

         Any and all of the sales or other transactions involving the Common Stock described above, whether effected by the Selling Stockholders, any broker dealer or others, may be made pursuant to this Prospectus. In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. There can be no assurances that all or any of the shares of Common Stock offered hereby will be issued to, or sold by, the Selling Stockholders.

         To comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with under applicable state securities laws.

         The Company and the Selling Stockholders have agreed, and hereafter may further agree, to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Common Stock, including liabilities arising under the 1933 Act.

                                  LEGAL MATTERS

         Certain legal matters have been passed upon for the Company by Kane, Russell, Coleman & Logan, P.C., Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Intellicall, Inc. for the fiscal year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (other than underwriting discounts and commissions) which, other than the SEC registration fee, are estimates, payable by the Company in connection with the sale and distribution of the shares of Common Stock registered hereby.

SEC registration fee                                               $ 4,324

Blue Sky fees and expenses (including legal fees)                  $ 1,500*

Legal fees and expenses                                            $10,000*

Accounting fees and expenses                                       $ 4,000*

Printing expenses                                                  $ 1,000*

Miscellaneous                                                      $   856*

Total                                                              $21,680
                                                                   =======
--------------
* Estimated

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by the court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Certificate of Incorporation

         Article Tenth of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit.

         Article Tenth of the Company's Certificate of Incorporation further provides that the Company shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Bylaws

         Article I of the Company's Bylaws provides that the Company shall indemnify to the same extent as provided in its Certificate of Incorporation any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Indemnification Agreements

         The Company has entered into Indemnification Agreements (the "Indemnification Agreements") pursuant to which it has agreed to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any party thereto is, was or has agreed to become a director, officer, employee or agent of the Company or is or was serving or has agreed to serve in any capacity, at the request of the Company, in any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, to the fullest extent permitted by applicable law and in accordance with the terms and conditions set forth therein. The Indemnification Agreements also provide for the advancement of certain expenses to the directors and officers party thereto and authorize such directors and officers to commence litigation in a court of competent jurisdiction to seek an initial determination as to whether indemnification is proper or to challenge any action of the Board of Directors of the Company denying them indemnification. The Indemnification Agreements also provide that, in the event that the indemnification provided for thereunder is for any reason unavailable, the Company shall contribute to the amount incurred by the directors and officers party thereto in such proportion as is fair and reasonable in light of all the circumstances.

Item 16. Exhibits.

                                     Description of
         Exhibit Numbers                Document
         ---------------                --------

                 5.1 Opinion of Kane, Russell, Coleman & Logan, P.C., previously filed

                 23.1 Consent of PricewaterhouseCoopers LLP, previously filed

                 24.1 Power of Attorney of certain officers and directors (included in Part II of this Registration Statement on the signature page hereto)

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                  Provided, however, that paragraphs (1)(i)
and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 7, 1998.

                                INTELLICALL, INC.


                               By:/s/ John J. McDonald, Jr.
                               -----------------------------
                                      John J. McDonald, Jr., President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Amendment No. 2 to Registration Statement appears below has appointed each of John J. McDonald, Jr. and John M. Carradine as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post effective amendments, supplements to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

NAME                           TITLE                         DATE


/s/ William O. Hunt*           Chairman of the Board         December 7, 1998
---------------------------
William O. Hunt



/s/R. Phillip Boyd             Vice President; Principal     December 7, 1998
---------------------------
R. Phillip Boyd                Financial and Accounting Officer



/s/ B. Michael Adler*          Director                      December 7, 1998
---------------------------
B. Michael Adler



---------------------------    Director
Thomas J. Berthel



---------------------------    Director
Lewis E. Brazelton, III



/s/ Arthur Chavoya*            Director                      December 7, 1998
---------------------------
Arthur Chavoya


/s/ Richard B. Curran*         Director                      December 7, 1998
---------------------------
Richard B. Curran


/s/John J. McDonald            Director                      December 7, 1998
---------------------------
John J. McDonald


*/s/ John J. McDonald

John J. Mcdonald, Attorney-In-Fact